Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. 4th Quarter 2014 Results

Denver, Colorado, February 12, 2015 – DaVita HealthCare Partners Inc. (NYSE: DVA) today announced results for the quarter and year ended December 31, 2014. Income from continuing operations attributable to DaVita HealthCare Partners Inc. for the quarter and year ended December 31, 2014 was $208 million and $723 million, or $0.96 and $3.33 per share, respectively. Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2014, excluding a loss contingency reserve and debt refinancing charges, was $792 million, or $3.64 per share.

Income from continuing operations attributable to DaVita HealthCare Partners Inc. for the quarter and year ended December 31, 2013 was $212 million and $620 million, or $0.99 and $2.89 per share, respectively. Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2013, excluding a loss contingency reserve and a contingent earn-out obligation adjustment, was $818 million, or $3.81 per share.

Financial and operating highlights include:

•	Cash Flow: For the year ended December 31, 2014, operating cash flow was $1.459 billion and free cash flow was $1.045 billion. For the three months ended December 31, 2014, operating cash flow was $(70) million and free cash flow was $(197) million. Operating cash flow and free cash flow for the quarter and year ended December 31, 2014 was negatively impacted by approximately $269 million of after-tax payments made in connection with the settlement of the 2010 and 2011 U.S. Attorney Physician Relationship Investigations.

•	Operating Income / Adjusted: Operating income for the quarter and year ended December 31, 2014 was $452 million and $1.815 billion, respectively. Adjusted operating income for the year ended December 31, 2014, excluding a loss contingency reserve, was $1.832 billion. The quarter and year ended December 31, 2014 benefited from a $29 million net favorable impact resulting form the revenue recognition of certain California Medicaid payments received in prior periods, as discussed below.

Operating income for the quarter and year ended December 31, 2013 was $484 million and $1.550 billion, respectively. Adjusted operating income for the year ended December 31, 2013, excluding a loss contingency reserve, an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions and a contingent earn-out obligation adjustment, was $1.898 billion.

•	Adjusted Diluted Income from Continuing Operations Per Share: Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the quarter and year ended December 31, 2014, excluding the amortization of intangible assets associated with acquisitions, net of tax impacts, was $236 million and $896 million, respectively, and adjusted diluted income from continuing operations per share was $1.09 and $4.13, respectively. In addition, adjusted income from continuing operations and adjusted diluted income from continuing operations per share for the year ended December 31, 2014 excluded a loss contingency reserve and debt refinancing charges.

Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the quarter and year ended December 31, 2013, excluding the amortization of intangible assets associated with acquisitions, net of tax impacts, was $237 million and $915 million, respectively, and adjusted diluted income from continuing operations per share was $1.10 and $4.26, respectively. In addition, adjusted income from continuing operations and adjusted diluted income from continuing operations per share for the year ended December 31, 2013 excluded a loss contingency reserve and a contingent earn-out obligation adjustment.

•	California Medicaid Revenue: The quarter and year ended December 31, 2014 benefited from revenue recognition of $35 million related to the resolution of dialysis payments received in prior periods from the California Medicaid program. The increase in revenue was reduced by certain related expenses resulting in a net increase in operating income of approximately $29 million and resulted in a non-recurring increase in net income attributable to DaVita HealthCare Partners Inc. of approximately $14 million.

•	Volume: Total U.S. dialysis treatments for the fourth quarter of 2014 were 6,465,826, or 81,434 treatments per day, representing a per day increase of 6.2% over the fourth quarter of 2013. Non-acquired treatment growth in the fourth quarter of 2014 increased 5.2% over the fourth quarter of 2013 and normalized non-acquired treatment growth in the fourth quarter of 2014 increased by 4.6% over the fourth quarter of 2013.

The number of member months for which HCP provided capitated care during the fourth quarter of 2014 was approximately 2.5 million representing an increase of 9.4% as compared to the fourth quarter of 2013, inclusive of growth contributed from acquisitions.

•	Effective Tax Rate: Our effective tax rate was 29.3% and 34.1% for the quarter and year ended December 31, 2014, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita HealthCare Partners Inc. was 33.3% and 38.1% for the quarter and year ended December 31, 2014, respectively. Our effective tax rate for the quarter and year ended December 31, 2014 decreased due to the reinstatement of federal and state credits and a reduction in our tax reserves.

We currently expect our 2015 effective tax rate attributable to DaVita HealthCare Partners Inc. to be approximately 39.5% to 40.5%.

•	Center Activity: As of December 31, 2014, we provided dialysis services to a total of approximately 180,000 patients at 2,270 outpatient dialysis centers, of which 2,179 centers are located in the United States and 91 centers are located in ten countries outside of the United States. During the fourth quarter of 2014, we opened a total of 30 new dialysis centers, acquired two dialysis centers, and closed five dialysis centers in the United States. We also acquired three dialysis centers and opened one new dialysis centers outside of the United States.

Outlook

•	We still expect our consolidated operating income for 2015 to be in the range of $1.750 billion to $1.900 billion.

•	We still expect our operating income for Kidney Care for 2015 to be in the range of $1.525 billion to $1.625 billion.

•	We still expect our operating income for HCP for 2015 to be in the range of $225 million to $275 million.

•	We still expect our consolidated operating cash flow for 2015 to be in the range of $1.500 billion to $1.700 billion.

These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current projections.

We will be holding a conference call to discuss our results for the fourth quarter ended December 31, 2014 on February 12, 2015 at 5:00 p.m. Eastern Time. The dial in number for the U.S. is (888) 950-9401 and for international is (517) 308-9354. A replay of the conference call will be available on DaVita’s official web page, www.davitahealthcarepartners.com, for the following 30 days.

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2015 consolidated operating income, our 2015 Kidney Care operating income, HCP’s 2015 operating income, our 2015 consolidated operating cash flows and our 2015 effective tax rate attributable to DaVita HealthCare Partners Inc. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2013, our subsequent quarterly and annual reports and our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of the Center for Medicare and Medicaid Services (CMS) 2015 Medicare Advantage benchmark structure,

•	risks arising from potential federal and/or state legislation that could have an adverse effect on our operations and profitability,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including our continued compliance with complex government regulations and current or potential investigations by various government entities and related government or private-party proceedings and in compliance with the Corporate Integrity Agreement and the related restrictions on our business and operations required by the Corporate Integrity Agreement and other settlement terms, and the financial impact thereof,

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates,

•	our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HCP, or to expand our operations and services to markets outside the United States,

•	the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Patient service revenues	$2,324,458	$2,151,972	$8,868,338	$8,307,195
Less: Provision for uncollectible accounts	(96,664)	(76,821)	(366,884)	(293,546)

Net patient service revenues	2,227,794	2,075,151	8,501,454	8,013,649
Capitated revenues	825,808	767,362	3,261,288	2,987,315
Other revenues	274,415	220,696	1,032,364	763,086

Total net revenues	3,328,017	3,063,209	12,795,106	11,764,050

Operating expenses and charges:
Patient care costs and other costs	2,366,461	2,127,832	9,119,305	8,198,377
General and administrative	355,987	318,827	1,261,506	1,176,485
Depreciation and amortization	153,253	139,474	590,935	528,737
Provision for uncollectible accounts	4,773	1,216	14,453	4,852
Equity investment income	(4,542)	(8,319)	(23,234)	(34,558)
Loss contingency accrual	—	—	17,000	397,000
Contingent earn-out obligation adjustment	—	—	—	(56,977)

Total operating expenses and charges	2,875,932	2,579,030	10,979,965	10,213,916

Operating income	452,085	484,179	1,815,141	1,550,134
Debt expense	(97,949)	(107,609)	(410,294)	(429,943)
Debt refinancing charges	—	—	(97,548)	—
Other income, net	229	3,450	2,374	4,787

Income from continuing operations before income taxes	354,365	380,020	1,309,673	1,124,978
Income tax expense	103,977	135,747	446,343	381,013

Income from continuing operations	250,388	244,273	863,330	743,965
Discontinued operations:
Loss from operations of discontinued operations, net of tax	—	—	—	(139)
Gain on disposal of discontinued operations, net of tax	—	—	—	13,375

Net income	250,388	244,273	863,330	757,201
Less: Net income attributable to noncontrolling interests	(42,368)	(31,995)	(140,216)	(123,755)

Net income attributable to DaVita HealthCare Partners Inc.	$208,020	$212,278	$723,114	$633,446

Earnings per share:
Basic income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.98	$1.01	$3.41	$2.95

Basic net income per share attributable to DaVita HealthCare Partners Inc.	$0.98	$1.01	$3.41	$3.02

Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.96	$0.99	$3.33	$2.89

Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$0.96	$0.99	$3.33	$2.95

Weighted average shares for earnings per share:
Basic	212,941,850	210,574,383	212,301,827	209,939,364

Diluted	217,620,369	215,154,029	216,927,681	214,763,887

Amounts attributable to DaVita HealthCare Partners Inc.:
Income from continuing operations	$208,020	$212,278	$723,114	$620,197
Discontinued operations	—	—	—	13,249

Net income	$208,020	$212,278	$723,114	$633,446

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Net income	$250,388	$244,273	$863,330	$757,201

Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains on interest rate swap and cap agreements:
Unrealized (loss) gain on interest rate swap and cap agreements	(2,882)	(1,414)	(10,059)	169
Reclassifications of net swap and cap agreements realized loss into net income	849	3,457	10,608	12,889
Unrealized (loss) gains on investments:
Unrealized (loss) gain on investments	(279)	933	238	2,300
Reclassification of net investment realized gains into net income	—	(396)	(207)	(490)
Foreign currency translation adjustments	(11,081)	(1,010)	(22,952)	(2,216)

Other comprehensive (loss) income	(13,393)	1,570	(22,372)	12,652

Total comprehensive income	236,995	245,843	840,958	769,853
Less: Comprehensive income attributable to noncontrolling interests	(42,368)	(31,995)	(140,216)	(123,755)

Comprehensive income attributable to DaVita HealthCare Partners Inc.	$194,627	$213,848	$700,742	$646,098

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Year ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$863,330	$757,201
Adjustments to reconcile net income to cash provided by operating activities:
Loss contingency accrual	17,000	397,000
Depreciation and amortization	590,935	528,119
Debt refinancing charges	97,548	—
Stock-based compensation expense	54,969	59,998
Tax benefits from stock award exercises	59,119	46,898
Excess tax benefits from stock award exercises	(45,271)	(36,197)
Deferred income taxes	210,955	(25,380)
Equity investment income, net	10,125	2,872
Other non-cash charges (income) and loss on disposal of assets	39,274	(31,351)
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(40,676)	(59,640)
Inventories	(46,398)	(8,971)
Other receivables and other current assets	(61,674)	(108,434)
Other long-term assets	2,916	17,731
Accounts payable	(2,956)	16,666
Accrued compensation and benefits	98,624	38,368
Other current liabilities	83,590	78,817
Loss contingency reserve	(410,356)	—
Income taxes	(60,475)	33,499
Other long-term liabilities	(1,172)	66,145

Net cash provided by operating activities	1,459,407	1,773,341

Cash flows from investing activities:
Additions of property and equipment, net	(641,330)	(617,597)
Acquisitions	(272,094)	(310,394)
Proceeds from asset and business sales	8,791	62,258
Purchase of investments available for sale	(8,440)	(12,445)
Purchase of investments held-to-maturity	(472,628)	(1,039)
Proceeds from sale of investments available for sale	2,475	4,158
Proceeds from investments held-to-maturity	141,072	1,376
Purchase of intangible assets	(1,018)	(2,391)
Purchase of equity investments	(35,382)	(1,305)
Distributions received on equity investments	825	497

Net cash used in investing activities	(1,277,729)	(876,882)

Cash flows from financing activities:
Borrowings	60,038,508	66,286,097
Payments on long-term debt and other financing costs	(60,046,487)	(66,723,385)
Deferred financing costs and debt redemption costs	(122,988)	(719)
Distributions to noncontrolling interests	(149,339)	(139,326)
Stock award exercises and other share issuances, net	19,500	16,423
Excess tax benefits from stock award exercises	45,271	36,197
Contributions from noncontrolling interests	64,655	36,996
Proceeds from sales of additional noncontrolling interests	3,777	8,295
Purchases from noncontrolling interests	(17,876)	(3,569)

Net cash used in financing activities	(164,979)	(482,991)
Effect of exchange rate changes on cash and cash equivalents	2,293	(967)

Net increase in cash and cash equivalents	18,992	412,501
Cash and cash equivalents at beginning of the year	946,249	533,748

Cash and cash equivalents at end of the year	$965,241	$946,249

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	December 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$965,241	$946,249
Short-term investments	337,399	6,801
Accounts receivable, less allowance of $242,674 and $237,143	1,525,849	1,485,163
Inventories	136,085	88,805
Other receivables	400,916	349,090
Other current assets	186,842	176,414
Income tax receivable	83,839	10,315
Deferred income taxes	240,626	409,441

Total current assets	3,876,797	3,472,278
Property and equipment, net	2,469,099	2,189,411
Intangibles, net	1,949,498	2,024,373
Equity investments	65,637	40,686
Long-term investments	89,389	79,557
Other long-term assets	77,000	79,598
Goodwill	9,415,295	9,212,974

	$17,942,715	$17,098,877

LIABILITIES AND EQUITY
Accounts payable	$445,453	$435,465
Other liabilities	506,579	464,422
Accrued compensation and benefits	698,475	603,013
Medical payables	314,347	287,452
Loss contingency reserve	3,644	397,000
Current portion of long-term debt	120,154	274,697

Total current liabilities	2,088,652	2,462,049
Long-term debt	8,383,280	8,141,231
Other long-term liabilities	389,806	380,337
Deferred income taxes	890,701	812,419

Total liabilities	11,752,439	11,796,036
Commitments and contingencies
Noncontrolling interests subject to put provisions	829,965	697,300
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 215,640,968 and 213,163,248 shares issued and outstanding at December 31, 2014 and at December 31, 2013, respectively)	216	213
Additional paid-in capital	1,108,211	1,070,922
Retained earnings	4,087,103	3,363,989
Accumulated other comprehensive loss	(25,017)	(2,645)

Total DaVita HealthCare Partners Inc. shareholders’ equity	5,170,513	4,432,479
Noncontrolling interests not subject to put provisions	189,798	173,062

Total equity	5,360,311	4,605,541

	$17,942,715	$17,098,877

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2014
	December 31, 2014	September 30, 2014	December 31, 2013
1. Consolidated Financial Results:
Consolidated net revenues	$3,328	$3,252	$3,063	$12,795
Operating income	$452	$438	$484	$1,815
Operating income margin	13.6%	13.5%	15.8%	14.2%
Operating income excluding a loss contingency reserve(1)	$452	$455	$484	$1,832
Operating income margin excluding a loss contingency reserve(1)	13.6%	14.0%	15.8%	14.3%
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$208	$184	$212	$723
Income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve and debt refinancing charges, which are all net of related tax(1)	$208	$195	$212	$792
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.96	$0.85	$0.99	$3.33
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve and debt refinancing charges, which are all net of related tax(1)	$0.96	$0.90	$0.99	$3.64
2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	10.7%	9.9%	10.4%	9.9%
Consolidated effective tax rate	29.3%	34.7%	35.7%	34.1%
Consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	33.3%	38.7%	39.0%	38.1%
3. Summary of Division Financial Results:
Net revenues
Kidney Care:
Net dialysis and related lab services revenues	$2,151	$2,076	$2,007	$8,211
Net ancillary services and strategic initiatives revenues, including international dialysis operations	309	300	242	1,139
Elimination of intersegment revenues	(14)	(16)	(15)	(57)

Total Kidney Care net revenues	2,446	2,360	2,234	9,293
Net HCP revenues	882	892	829	3,502

Total net consolidated revenues	$3,328	$3,252	$3,063	$12,795

Operating income
Kidney Care:
Dialysis and related lab services operating income	$443	$400	$408	$1,638
Other – Ancillary services and strategic initiatives, including international dialysis operations operating losses	(19)	(6)	(9)	(25)
Corporate support and related long-term incentive compensation	(5)	(3)	(13)	(13)

Total Kidney Care operating income	419	391	386	1,600
HCP operating income	33	47	98	215

Total consolidated operating income	$452	$438	$484	$1,815

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2014
	December 31, 2014	September 30, 2014	December 31, 2013
4. Summary of Reportable Segment Financial Results:
Dialysis and Related Lab Services
Revenue:
Patient services revenues	$2,243	$2,165	$2,076	$8,551
Provision for uncollectible accounts	(95)	(92)	(72)	(353)

Net patient service operating revenues	2,148	2,073	2,004	8,198
Other revenues	3	3	3	13

Total net operating revenues	$2,151	$2,076	$2,007	$8,211

Operating expenses:
Patient care costs	$1,415	$1,390	$1,325	$5,485
General and administrative	192	170	184	682
Depreciation and amortization	105	102	93	403
Equity investment income	(4)	(3)	(3)	(14)
Loss contingency reserve	—	17	—	17

Total operating expenses	1,708	1,676	1,599	6,573

Segment operating income	$443	$400	$408	$1,638

HCP
Revenue:
HCP capitated revenues	$808	$828	$752	$3,191

Patient services revenues	56	57	63	232
Provision for uncollectible accounts	(1)	(7)	(4)	(13)

Net patient service operating revenues	55	50	59	219

Other revenues	19	14	18	92

Total net operating revenues	$882	$892	$829	$3,502

Operating expenses:
Patient care costs	$717	$719	$616	$2,796
General and administrative	90	86	78	331
Depreciation and amortization	43	42	43	170
Equity investment income	(1)	(2)	(6)	(10)

Total operating expenses	849	845	731	3,287

Segment operating income	$33	$47	$98	$215

5. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	6,465,826	6,343,706	6,106,166	24,981,553
Number of treatment days	79.4	79.0	79.6	312.8
Treatments per day	81,434	80,300	76,711	79,864
Per day year over year increase	6.2%	5.1%	6.3%	5.8%
Non-acquired growth year over year	5.2%	4.4%	4.7%	5.1%
Normalized non-acquired growth year over year	4.6%	4.9%	5.2%	5.0%
Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$346.95	$341.22	$340.04	$342.26
Per treatment increase from previous quarter	1.7%	0.4%	—	—
Per treatment increase from previous year	2.0%	0.4%	3.0%	0.7%
Percent of net consolidated revenues	64.4%	63.5%	65.2%	63.9%

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2014
	December 31, 2014	September 30, 2014	December 31, 2013
5. Dialysis and Related Lab Services Business Metrics: (continued)
Expenses
Patient care costs
Percent of total segment operating revenues	65.8%	66.9%	66.0%	66.8%
Per treatment	$218.81	$219.07	$216.89	$219.56
Per treatment decrease from previous quarter	(0.1%)	—	(0.1%)	—
Per treatment increase from previous year	0.9%	0.9%	2.0%	1.4%
General and administrative expenses
Percent of total segment operating revenues	8.9%	8.2%	9.2%	8.3%
Per treatment	$29.75	$26.86	$30.19	$27.31
Per treatment increase (decrease) from previous quarter	10.8%	1.5%	(0.3%)	—
Per treatment (decrease) increase from previous year	(1.5%)	(11.3%)	5.3%	(8.5%)
Accounts receivable
Net receivables	$1,157	$1,117	$1,173	$—
DSO	50	50	55	—
Provision for uncollectible accounts as a percentage of revenues	4.25%	4.25%	3.5%	4.1%
6. HCP Business Metrics:
Capitated membership
Total	837,000	828,000	764,000	—
Member months	2,502,800	2,481,100	2,288,300	9,766,200
Capitated revenues by sources
Commercial revenues	$174	$188	$183	$726
Senior revenues	573	605	550	2,319
Medicaid revenues	61	35	19	146

Total capitated revenues	$808	$828	$752	$3,191

Other
Total care dollars under management(1)	$1,165	$1,148	$1,045	$4,520
Ratio of operating income to total care dollars under management(1)	2.8%	4.0%	9.4%	4.8%
Full time clinicians	1,156	1,153	1,120	—
IPA primary care physicians	3,331	3,313	3,119	—
7. Cash Flow:
Operating cash flow	$(70.0)	$847.9	$354.2	$1,459.4
Operating cash flow, last twelve months	$1,459.4	$1,883.6	$1,773.3	$—
Free cash flow(1)	$(197.0)	$740.3	$205.2	$1,045.1
Free cash flow, last twelve months(1)	$1,045.1	$1,447.3	$1,365.5	$—
Capital expenditures:
Routine maintenance/IT/other	$82.8	$68.3	$109.4	$265.0
Development and relocations	$115.0	$96.6	$108.7	$376.3
Acquisition expenditures	$54.0	$119.7	$75.6	$272.1

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	December 31, 2014		September 30, 2014		December 31, 2013
8. Debt and Capital Structure:
Total debt(3)	$8,520		$8,519		$8,434
Net debt, net of cash and cash equivalents(3)	$7,555		$6,992		$7,488
Leverage ratio (see calculation on page 13)	2.97x		2.79x		3.06x
Overall weighted average effective interest rate during the quarter	4.46%		4.52%		4.87%
Overall weighted average effective interest rate at end of the quarter	4.46%		4.46%		4.86%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	3.43%		3.43%		4.18%
Fixed and economically fixed interest rates as a percentage of our total debt	58	%(4)	57	%(4)	60%
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt	90	%(4)	90	%(4)	93%
9. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	98%		98%		98%
Dialysis patients with arteriovenous fistulas placed	73%		73%		72%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, HCP’s business and other ancillary services and strategic initiatives. General and administrative expenses includes certain corporate support and related long-term incentive compensation.
(3)	The reported balance sheet amounts at December 31, 2014 and September 30, 2014, excludes $16.2 million and $16.9 million, respectively, of debt discount associated with our New Term Loan B. In addition, the reported balance sheet amounts at December 31, 2013 exclude $17.7 million of debt discounts associated with our then existing Term Loan B and Term Loan B-2.
(4)	The New Term Loan B is subject to a LIBOR floor of 0.75%. Because actual LIBOR, for all periods presented above, was lower than this embedded LIBOR floor, the interest rate on the New Term Loan B is set at its respective floor. At such time as the actual LIBOR-based variable component of our interest rate exceeds 0.75% on the New Term Loan B, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the New Term Loan B. However, we are limited to a maximum rate of 2.50% on $2.75 billion of outstanding principal debt on the New Term Loan B as a result of interest rate cap agreements. The remaining $748 million outstanding principal balance of the New Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 0.75%.

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Year ended December 31, 2014
Net income attributable to DaVita HealthCare Partners Inc.	$723,114
Income taxes	446,343
Interest expense	382,568
Depreciation and amortization	590,935
Loss contingency reserve	17,000
Noncontrolling interests and equity investment income, net	162,294
Stock-based compensation	56,744
Debt refinancing charges	97,548
Other	25,576

“Consolidated EBITDA”	$2,502,122

December 31, 2014
Total debt, excluding debt discount of $16.2 million	$8,519,642
Letters of credit issued	96,424

8,616,066
Less: Cash and cash equivalents (less HCP’s physician owned entities cash)	(1,190,241)

Consolidated net debt	$7,425,825

Last twelve months “Consolidated EBITDA”	$2,502,122

Leverage ratio	2.97x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 5.00 to 1.00 as of December 31, 2014. At that date the Company’s leverage ratio did not exceed 5.00 to 1.00.

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

1. Income from continuing operations and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve, debt refinancing charges and a contingent earn-out obligation adjustment, net of related tax.

We believe that income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve, debt refinancing charges and a contingent earn-out obligation adjustment, net of related tax, enhances a user’s understanding of our normal income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. for these periods by providing a measure that is meaningful because it excludes unusual amounts related to a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, the debt refinancing charges that resulted from the refinancing of our Senior Secured Credit Facilities, the redemption of the $775 million 6  3⁄8% Senior Notes, as well as the termination of certain interest rate swap agreements and an adjustment to HCP’s contingent earn-out obligation, and accordingly, is comparable to prior periods and indicative of consistent income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.

Income from continuing operations attributable to DaVita HealthCare
Partners Inc. excluding a loss contingency reserve, debt refinancing charges and a contingent earn-out obligation adjustment, net
of related tax:	Three months ended			Year ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$208,020	$184,122	$212,278	$723,114	$620,197
Add (Less):
Loss contingency reserve	—	17,000	—	17,000	397,000
Debt refinancing charges	—	—	—	97,548	—
Contingent earn-out obligation adjustment	—	—	—	—	(56,977)
Less: Related income tax	—	(6,588)	—	(46,095)	(142,650)

	$208,020	$194,534	$212,278	$791,567	$817,570

Diluted income from continuing operations per share attributable to
DaVita HealthCare Partners Inc. excluding a loss contingency reserve, debt refinancing charges and a contingent earn-out obligation adjustment,
net of related tax:	Three months ended			Year ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.96	$0.85	$0.99	$3.33	$2.89
Add (Less):
Loss contingency reserve	—	0.05	—	0.05	1.18
Debt refinancing charges	—	—	—	0.26	—
Contingent earn-out obligation adjustment	—	—	—	—	(0.26)

	$0.96	$0.90	$0.99	$3.64	$3.81

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES – (continued)

(unaudited)

(dollars in thousands except for per share data)

In addition, we have excluded amortization of intangible assets associated with acquisitions from our adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. and from our adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing a different reflection of the Company’s operating performance since it excludes the amortization of intangible assets that relate to the remeasurement of acquired intangible assets associated with our acquisitions to fair value, and accordingly is indicative of consistent income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.

Adjusted income from continuing operations and adjusted diluted income from continuing operations per share attributable to DaVita HealthCare
Partners Inc., further adjusted to exclude the amortization of intangible
assets associated with acquisitions:	Three months ended			Year ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc.	$208,020	$194,534	$212,278	$791,567	$817,570
Add:
Amortization of intangible assets associated with acquisitions for the dialysis and ancillary operations	6,468	6,673	6,802	26,721	27,280
Amortization of intangible assets associated with acquisitions for the HCP operations	35,792	35,276	33,919	141,218	133,599
Less: Related income tax	(14,073)	(16,256)	(15,881)	(63,985)	(63,387)

	$236,207	$220,227	$237,118	$895,521	$915,062

Adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.96	$0.90	$0.99	$3.64	$3.81
Add:
Amortization of intangible assets per share associated with acquisitions for the dialysis and ancillary operations, net of tax	0.02	0.02	0.02	0.08	0.08
Amortization of intangible assets per share associated with acquisitions for the HCP operations, net of tax	0.11	0.09	0.09	0.41	0.37

	$1.09	$1.01	$1.10	$4.13	$4.26

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Operating income excluding a pre-tax loss contingency reserve, an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions, and a pre-tax contingent earn-out obligation adjustment.

We believe that operating income excluding a pre-tax loss contingency reserve, an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions and a pre-tax contingent earn-out obligation adjustment enhances a user’s understanding of our normal operating income for these periods by providing a measure that is meaningful because it excludes unusual amounts that includes a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions that was established as a receivable to offset any potential tax liabilities and an adjustment for HCP’s contingent earn-out obligation, and accordingly, is comparable to prior periods and indicative of consistent operating income. This measure is not a measure of financial performance under GAAP and should not be considered as an alternative to operating income.

Operating income excluding a pre-tax loss contingency reserve, an adjustment to reduce a tax asset associated with the HCP acquisition
escrow provisions and a pre-tax contingent earn-out obligation adjustment:	Three months ended			Year ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Operating income	$452,085	$437,536	$484,179	$1,815,141	$1,550,134
Add (Less):
Loss contingency reserve	—	17,000	—	17,000	397,000
Adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions	—	—	—	—	7,721
Contingent earn-out obligation adjustment	—	—	—	—	(56,977)

Adjusted operating income	$452,085	$454,536	$484,179	$1,832,141	$1,897,878

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita HealthCare Partners Inc. excluding noncontrolling owners’ income that primarily relates to non-tax paying entities is meaningful to an investor to fully understand the related income tax effects on DaVita HealthCare Partners Inc.’s operating results. This is not a measure under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita HealthCare Partners Inc. is as follows:

	Three months ended			Year ended December 31, 2014
	December 31, 2014	September 30, 2014	December 31, 2013
Income from continuing operations before income taxes	$354,365	$336,412	$380,020	$1,309,673

Income tax expense	$103,977	$116,628	$135,747	$446,343

Effective income tax rate	29.3%	34.7%	35.7%	34.1%

	Three months ended			Year ended December 31, 2014
	December 31, 2014	September 30, 2014	December 31, 2013
Income from continuing operations before income taxes	$354,365	$336,412	$380,020	$1,309,673
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(42,495)	(35,810)	(32,020)	(140,949)

Income before income taxes attributable to DaVita HealthCare Partners Inc.	$311,870	$300,602	$348,000	$1,168,724

Income tax expense	103,977	116,628	$135,747	$446,343
Less: Income tax attributable to noncontrolling interests	(127)	(148)	(25)	(733)

Income tax attributable to DaVita HealthCare Partners Inc.	$103,850	$116,480	$135,722	$445,610

Effective income tax rate attributable to DaVita HealthCare Partners Inc.	33.3%	38.7%	39.0%	38.1%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow and adjusted operating cash flow

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita HealthCare Partners Inc. We have also presented adjusted operating cash flow excluding the payment made in the fourth quarter of 2014 related to the settlement of the 2010 and 2011 U.S. Attorney Physician Relationship Investigations. We believe this measure is meaningful to investors to understand our operating cash flows that were generated excluding this one-time unusual payment that was part of the Settlement Agreement. Free cash and adjusted operating cash flow are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Year ended December 31, 2014
	December 31, 2014	September 30, 2014	December 31, 2013
Cash (used in) provided by operating activities	$(69,991)	$847,900	$354,187	$1,459,407
Less: Distributions to noncontrolling interests	(44,196)	(39,325)	(39,590)	(149,339)

Cash (used in) provided by operating activities attributable to DaVita HealthCare Partners Inc.	(114,187)	808,575	314,597	1,310,068
Less: Expenditures for routine maintenance and information technology	(82,811)	(68,263)	(109,402)	(264,972)

Free cash flow	$(196,998)	$740,312	$205,195	$1,045,096

	Rolling 12-Month Period
	December 31, 2014	September 30, 2014	December 31, 2013
Cash provided by operating activities	$1,459,407	$1,883,585	$1,773,341
Less: Distributions to noncontrolling interests	(149,339)	(144,733)	(139,326)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	1,310,068	1,738,852	1,634,015
Less: Expenditures for routine maintenance and information technology	(264,972)	(291,563)	(268,499)

Free cash flow	$1,045,096	$1,447,289	$1,365,516

	Three months ended December 31, 2014	Year ended December 31, 2014
Cash (used in) provided by operating activities	$(69,991)	$1,459,407
Payment in connection with the settlement of the 2010 and 2011 U.S. Attorney Physician Relationship Investigations	410,356	410,356
Related tax benefit.	(141,487)	(141,487)

Adjusted operating cash flow	$198,878	$1,728,276

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

5. Total care dollars under management

In California, as a result of our managed care administrative services agreements with hospitals, HCP does not assume the direct financial risk for institutional (hospital) services in most cases, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In cases where HCP does not assume the direct financial risk, HCP recognizes the surplus of institutional revenue less institutional expense as HCP net revenue. In addition to revenues recognized for financial reporting purposes, HCP measures its total care dollars under management, which includes the PMPM fee payable to third parties for institutional (hospital) services where HCP manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. HCP uses total care dollars under management as a supplement to GAAP revenues as it allows HCP to measure profit margins on a comparable basis across both the global capitation model (where HCP assumes the full financial risk for all services, including institutional services) and the risk sharing models (where HCP operates under managed care administrative services agreements where HCP does not assume the full risk). HCP believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that HCP has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments received from third parties that are recorded net of expenses in our accounting records. The following table reconciles total care dollars under management to medical revenues to the periods indicated.

	Three months ended			Year ended December 31, 2014
	December 31, 2014	September 30, 2014	December 31, 2013
Medical revenues	$863,555	$879,130	$810,553	$3,410,395
Less: Risk share revenue, net	(12,805)	(32,568)	(41,288)	(83,856)
Add: Institutional capitation amounts	314,100	301,079	275,380	1,193,811

Total care dollars under management	$1,164,850	$1,147,641	$1,044,645	$4,520,350